UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

DUESENBERG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No 21, Denai Endau 3, Seri Tanjung, Pinang, Tanjung Tokong, Penang, Malaysia		10470
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		236-304-0299

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01ENTRY INTO A MATERIAL AGREMEENT.

On December 12, 2022, Duesenberg Technologies Inc. (the “Company”) entered into settlement agreements (the “Settlement Agreements”) with Mr. Brendan Norman, the Company’s Chief Strategy Officer, and with two arms-length debt holders, to convert $265,674 the Company owed to Mr. Brendan Norman on account of monthly payroll, and a total of $31,267 the Company owed on account of notes payable (the “Debt Conversion”) into 2,699,463 shares of its common stock (the “Shares”) at a price of USD$0.11.

The shares were issued on December 28, 2022, pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”). The Debt Holders represented that they were not “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S promulgated under the Act, as amended, and that they were “accredited investors” as that term is defined under National Instrument 45-106 -Prospectus and Registration Exemptions.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES.

As further described in Item 1.01 of this Form 8-K, on December 28, 2022, the Company issued a total of 2,699,463 shares of its common stock. The shares were issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”) based on the representations received from the Debt Holders that they were not residents of the United States and were otherwise not “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S of the Act.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

Exhibit Number	Description of Exhibit

10.1	Debt Settlement Agreement between Mr. Brendan Norman and Duesenberg Technologies Inc. dated December 12, 2022.

10.2	Debt Settlement Agreement between Mr. Ralph Biggar and Duesenberg Technologies Inc. dated December 12, 2022.

10.3	Debt Settlement Agreement between Rain Communications Corp. and Duesenberg Technologies Inc. dated December 12, 2022.

99.1	News Release dated January 9, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUESENBERG TECHNOLOGIES INC.

Date: January 9, 2023

By: /s/ Lim Hun Beng
Lim Hun Beng
Chief Financial Officer